Exhibit 10(www)

ADMINISTRATORS FOR THE PROFESSIONS, INC.
111 East Shore Road
Manhasset, New York 11030
Phone: (516) 365-6690, Facsimile: (516) 365-7522

February 5, 2003

VIA UNITED PARCEL SERVICE

Anthony J. Bonomo
111 East Shore Road
Manhasset, NY 11030

          Re:       Compensation Payments

Dear Anthony:

          Administrators for the Professions, Inc. (“AFP”) and you (“Bonomo”) are parties to an Employment Agreement dated as of January 1, 1999 (the “Employment Agreement”). Terms used in this letter agreement without definition that are defined in the Employment Agreement have the same meaning in this letter agreement as in the Employment Agreement.

          Section 2(d) of the Employment Agreement provides that AFP may at its discretion (by resolution of AFP’s Board of Directors and upon approval by FPIC Insurance Group, Inc. (“FPIC”)) pay Bonomo additional compensation for outstanding performance (such compensation payable under Section 2(d) of the Employment Agreement being hereinafter referred to as “Additional Compensation”). AFP and Bonomo acknowledge and agree that (i) beginning in 2002, AFP and FPIC will annually consider whether any Additional Compensation is to be paid to Bonomo and (ii) all Additional Compensation paid to Bonomo will be credited as a direct dollar for dollar offset against any amounts that may become due and payable to Bonomo under Section 2(g) of the Employment Agreement, whether as a Special Performance Incentive, a Partial Incentive, a Remainder Incentive or otherwise (“Section 2(g) Payments”). AFP and Bonomo each acknowledge hereby that no Section 2(g) Payments currently are due.

          Except as specifically provided in this letter agreement, the Employment Agreement remains in full force and effect in accordance with its terms.

          AFP and Bonomo have acknowledged their agreement to the terms set forth in this letter by executing this letter in the below indicated spaces.

(Signatures continue on next page)

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Anthony J. Bonomo February 5, 2003 Page 2

Yours truly,

Administrators for the Professions, Inc.

Roberta Goes Cown
Assistant Secretary
Administrators for the Professions, Inc.
and
Senior Vice President and Corporate Counsel
FPIC Insurance Group, Inc.

Agreed: ———————————— Anthony J. Bonomo AFP/Letters/2002/Bonomo Letter Agreement 2